Exhibit 99.6

SPRINT NEXTEL CORPORATION	SPRINT NEXTEL CORPORATION
6200 SPRINT PARKWAY OVERLAND PARK, KS 66251	YOUR VOTE IS IMPORTANT
Please take a moment now to vote the shares of Sprint Nextel Corporation common stock for the Wednesday, June 12, 2013 Special Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Please call toll-free at 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on this proxy card.

OR

2. Vote by Internet—Please access www.proxyvote.com and follow the on-screen instructions. Have this proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

You may vote by telephone or Internet 24 hours a day, 7 days a week until 11:59 p.m. Eastern Time the day before the meeting (2 days before the meeting for shares held through our 401(k) plan). Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you had executed a proxy card.

OR

3. Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the proxy card in the envelope provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to arrive no later than the closing of the polls on June 12, 2013.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M59514-S04690	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

▲ TO VOTE BY MAIL PLEASE COMPLETE, SIGN, DATED AND DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED ▲

SPRINT NEXTEL CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3		For	Against	Abstain

1.	Adoption of the Agreement and Plan of Merger, dated as of October 15, 2012, as amended on November 29, 2012 and April 12, 2013 (the “Merger Agreement”), among SOFTBANK CORP., Starburst I, Inc., Starburst II, Inc., Starburst III, Inc., and Sprint Nextel Corporation.	☐	☐	☐

2.	Approval, by a non-binding advisory vote, of certain compensation arrangements for Sprint Nextel Corporation’s named executive officers in connection with the merger contemplated by the Merger Agreement.	☐	☐	☐

3.	Approval of any motion to postpone or adjourn the Sprint Nextel Corporation special stockholders’ meeting, if necessary to solicit additional proxies to approve proposal 1.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any postponement or adjournment thereof.

Please sign exactly as your name or names appear on this proxy. For joint accounts, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, etc., please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ADMISSION TICKET

2013 SPECIAL MEETING OF STOCKHOLDERS

Wednesday, June 12, 2013

10:00 a.m. Central time

Ritz Charles

9000 W. 137th Street

Overland Park, Kansas 66221

THIS ADMISSION TICKET ADMITS ONLY THE

NAMED STOCKHOLDER AND A GUEST, OR PERSONS

HOLDING PROXIES FROM STOCKHOLDERS.

▼ TO VOTE BY MAIL PLEASE COMPLETE, SIGN, DATE AND DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED  ▼

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M59515-S04690

SPRINT NEXTEL CORPORATION

SPECIAL MEETING OF STOCKHOLDERS—June 12, 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles R. Wunsch or Timothy P. O’Grady and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of common stock of Sprint Nextel Corporation held of record or in an applicable plan by the undersigned at the close of business on June 12, 2013, at the Special Meeting of Stockholders to be held at Ritz Charles, at 10:00 a.m. local time, on June 12, 2013, or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein. If this proxy is properly executed and returned but no direction is made, this proxy will be voted as recommended by the board of directors of Sprint Nextel Corporation.

The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any postponement or adjournment thereof, and hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement furnished herewith.

IMPORTANT—THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.